Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Kindred Biosciences, Inc. of our reports dated March 16, 2020, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Kindred Biosciences, Inc. for the year ended December 31, 2019.

/s/ KMJ Corbin & Company LLP

Irvine, California
July 24, 2020